Exhibit 10.1 COUCHBASE, INC. 2021 EQUITY INCENTIVE PLAN GLOBAL FORM OF RESTRICTED STOCK UNIT AGREEMENT Unless otherwise defined herein, the terms defined in the Couchbase, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement which includes the Notice of Restricted Stock Unit Grant, the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all exhibits attached thereto (all together, the “RSU Agreement”). NOTICE OF RESTRICTED STOCK UNIT GRANT Participant: Address: The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this RSU Agreement, as follows: Grant Number: ______________________________ Date of Grant: ______________________________ Vesting Commencement Date: ______________________________ Number of Restricted Stock Units: ______________________________ Vesting Schedule: Subject to any accelerated vesting as set forth below or in the Plan, the Restricted Stock Units will be scheduled to vest as set forth in the attached Performance Vesting Appendix. Notwithstanding the foregoing, the vesting of the Restricted Stock Units shall be subject to any vesting acceleration provisions applicable to the Restricted Stock Units contained in any employment or service agreement, offer letter, change in control severance agreement, change of control severance policy, or any other agreement that, prior to and effective as of the date of this RSU Agreement, has been entered into between Participant and the Company or any parent or subsidiary corporation of the Company (such agreement, a “Separate Agreement”) to the extent not otherwise duplicative of the vesting terms described above. In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate. By Participant’s signature and the signature of the representative of Couchbase, Inc.

- 2 - (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this RSU Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this RSU Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this RSU Agreement, and fully understands all provisions of the Plan and this RSU Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the RSU Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below. PARTICIPANT COUCHBASE, INC. Signature Signature Print Name Print Name Title Address:

- 3 - PERFORMANCE VESTING APPENDIX This Performance Vesting Appendix sets for the vesting terms for the performance-based Restricted Stock Units set forth in the Notice of Restricted Stock Unit Grant (the “PSUs”). 1. Performance Periods. The following represent the performance periods (each, a “Performance Period”) related to the PSUs: • The 1st anniversary of the Date of Grant through the 5th anniversary of the Date of Grant (“Performance Period 1”). • The 2st anniversary of the Date of Grant through the 5th anniversary of the Date of Grant (“Performance Period 2”). • The 3rd anniversary of the Date of Grant through the 5th anniversary of the Date of Grant (“Performance Period 3”). • The 4th anniversary of the Date of Grant through the 5th anniversary of the Date of Grant (“Performance Period 4”). 2. Performance Vesting. PSUs become eligible to vest (“Eligible PSUs”) based upon achievement of the following stock price targets (measured based on the average closing price of a Share for any 60 consecutive trading day period (“Stock Price Achievement”) during the specified Performance Period): • Tranche 1: 20% of the PSUs become Eligible PSUs upon Stock Price Achievement that exceeds $60 (“Hurdle 1”) during Performance Period 1. • Tranche 2: 20% of the PSUs become Eligible PSUs upon Stock Price Achievement that exceeds $75 (“Hurdle 2”) during Performance Period 2. • Tranche 3: 30% of the PSUs become Eligible PSUs upon Stock Price Achievement that exceeds $90 (“Hurdle 3”) during Performance Period 3. • Tranche 4: 30% of the PSUs become Eligible PSUs upon Stock Price Achievement that exceeds $110 during Performance Period 4. Each of the tranches eligible to become Eligible PSUs in a Performance Period are referred to herein as a “Tranche,” and each stock price target with respect to a Tranche is referred to herein as a “Hurdle.” If the Company incurs a change in capitalization as specified in section 14(a) of the Plan (for example, a stock-split), then each Hurdle will be proportionately adjusted to account for such change in capitalization. For the avoidance of doubt, no Tranche may become Eligible PSUs prior to the beginning of its applicable Performance Period and no Stock Price Achievement will be tracked prior to the beginning of the applicable Performance Period.

- 4 - If an applicable Hurdle is achieved during an applicable Performance Period, then achievement related to such Hurdle shall be deemed to occur, and no subsequent stock price decrease will have any effect on a previous achievement. If an applicable Tranche does not become Eligible RSUs during the applicable Performance Period, then such Tranche shall forfeit. All determinations regarding Stock Price Achievement shall be made on the date on which the Administrator approves such achievement (either in a meeting or through written consent) (such date, the “Certification Date”). 3. Time-Based Vesting. If a Tranche becomes Eligible RSUs, then the Eligible PSUs will vest on the first Quarterly Vesting Date following the Certification Date, subject to Participant’s continuing to be a Service Provider through such date. In the event Participant ceases to be a Service Provider for any or no reason before Participant vests (e.g., both determination of the applicable Stock Price Achievement milestone and the first Quarterly Vesting Date thereafter) in any Tranche, the Tranche and Participant’s right to acquire any Shares hereunder will immediately terminate. A “Quarterly Vesting Date” is the first trading day on or after each of March 15, June 15, September 15 and December 15. 4. Change in Control. If a Change in Control occurs prior to the 5th anniversary of the Date of Grant: • A Tranche for which an applicable Hurdle has not been achieved are forfeited if the applicable stock price target exceeds the per Share price payable to Company stockholders in the Change in Control (the “Acquisition Price”). • A Tranche that has not otherwise become Eligible PSUs will vest on the Change in Control if the Acquisition Price exceeds the applicable Hurdle. For illustrative purposes, if no Tranche had become Eligible PSUs prior to a Change in Control, and the Acquisition Price exceeds $60 per Share, then Hurdle 1 shall be deemed to be achieved on the Change in Control and Tranche 1 will vest on the Change in Control. • If the Acquisition Price is between any two Hurdles, a pro-rata portion of the higher Tranche will vest on the Change in Control. For illustrative purposes, if no PSUs had vested prior to a Change in Control, and the Acquisition Price was $67.50 per Share, then 100% of Tranche 1 shall be deemed to be achieved and 50% of Tranche 2 shall be deemed to be achieved on the Change in Control. As a result, 30% of the PSUs will vest on the Change in Control.

- 5 - EXHIBIT A TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT 1. Grant of Restricted Stock Units. The Company hereby grants to the individual (“Participant”) named in the Notice of Grant of Restricted Stock Units of this RSU Agreement (the “Notice of Grant”) under the Plan an Award of PSUs, subject to all of the terms and conditions in this RSU Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Agreement, the terms and conditions of the Plan will prevail. 2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the PSUs will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such PSUs. Prior to actual payment of any vested PSUs, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. 3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the PSUs awarded by this RSU Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. PSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this RSU Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. 4. Payment after Vesting. (a) General Rule. Subject to Section 7, any PSUs that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated (and valid under Applicable Laws) beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested PSUs will be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any PSUs payable under this RSU Agreement. (b) Acceleration. (i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested PSUs at any time, subject to the terms of the Plan. If so accelerated, such PSUs will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this RSU Agreement only by direct and specific reference to such sentence. (ii) Notwithstanding anything in the Plan or this RSU Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the PSUs is accelerated in connection with the

- 6 - cessation of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Administrator), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated PSUs will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following the cessation of Participant’s status as a Service Provider, then the payment of such accelerated PSUs will not be made until the date six (6) months and one (1) day following the date of cessation of Participant’s status as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the PSUs will be paid in Shares to Participant’s estate as soon as practicable following his or her death. (c) Section 409A. It is the intent of this RSU Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the PSUs provided under this RSU Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this RSU Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company or any of its Parent or Subsidiaries have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A. 5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this RSU Agreement or other written agreement between Participant and the Company or any of its Subsidiaries or Parents, as applicable, if Participant ceases to be a Service Provider for any or no reason, the then-unvested PSUs awarded by this RSU Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder. 6. Death of Participant. Any distribution or delivery to be made to Participant under this RSU Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary (to the extent properly designated and valid under Applicable Laws), or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. 7. Tax Obligations (a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or any Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the PSUs, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are

- 7 - required to be withheld by the Company or the Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the PSUs or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the PSUs (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PSUs, including, but not limited to, the grant, vesting or settlement of the PSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds from the sale of the Shares, as applicable. (b) Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or a greater amount if such greater amount would not result in adverse financial accounting consequences), (iii) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) delivering to the Company already vested and owned Shares having a fair market value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or a greater amount if such greater amount would not result in adverse financial accounting consequences). Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable PSUs otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such PSUs and any right to receive

- 8 - Shares thereunder and such PSUs will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to deliver the Shares or the proceeds from the sale of the Shares if such Tax Obligations are not delivered at the time they are due. Depending on the withholding method, the Company and/or the Service Recipient may withhold or account for Tax Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. In the event of over- withholding, Participant may receive a refund of any over-withheld amount in cash, with no entitlement to the Share equivalent, or if not refunded, Participant may seek a refund from the local tax authority. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the PSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations. (c) No Representations. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this RSU Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this RSU Agreement or the transactions contemplated by this RSU Agreement. (d) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Obligations. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable PSUs otherwise are scheduled to vest pursuant to Sections 3 or 4 or Participant’s Tax Obligations otherwise become due, Participant will permanently forfeit such PSUs to which Participant’s Tax Obligation relates and any right to receive Shares thereunder and such PSUs will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds from the sale of the Shares if such Tax Obligations are not delivered at the time they are due. 8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. 9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PSUS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE

- 9 - COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE. 10. Nature of Grant. In accepting this Award of PSUs, Participant acknowledges, understands and agrees that: (a) the grant of the PSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of equity awards, or benefits in lieu of equity awards, even if equity awards have been granted in the past; (b) all decisions with respect to future PSUs or other grants, if any, will be at the sole discretion of the Administrator; (c) Participant is voluntarily participating in the Plan; (d) the PSUs and the Shares subject to the PSUs are not intended to replace any pension rights or compensation; (e) the PSUs and Shares subject to the PSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; (f) the future value of the Shares underlying the PSUs is unknown, indeterminable, and cannot be predicted; (g) for purposes of the PSUs, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this RSU Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the PSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide

- 10 - services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the PSUs grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law); (h) unless otherwise provided in the Plan or by the Administrator in its discretion, the PSUs and the benefits evidenced by this RSU Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (i) unless otherwise agreed with the Company in writing, the PSUs and the Shares subject to the PSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a subsidiary of the Company; and (j) the following provisions apply only if Participant is providing services outside the United States: (i) the PSUs and the Shares subject to the PSUs are not part of normal or expected compensation or salary for any purpose; (ii) Participant acknowledges and agrees that none of the Company, the Service Recipient, or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to Participant pursuant to the settlement of the PSUs or the subsequent sale of any Shares acquired upon settlement; and (iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the PSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any the Company, any Parent, any Subsidiary or the Service Recipient, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent, any Subsidiary or the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim. 11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the PSUs. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

- 11 - 12. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this RSU Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer or other Service Recipient, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan and that this period may extend beyond Participant’s period of Service Relationship. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant PSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. 13. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country, Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable

- 12 - jurisdictions including the United States and Participant’s country or the broker’s country, if different, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the PSUs) or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Furthermore Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees, directors, consultants or key persons (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions and that Participant should speak to his or her personal legal advisor on this matter. 14. Foreign Asset and/or Account Reporting, Exchange Control Reporting and Tax Reporting Requirements. Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. In addition, Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that Participant should consult his or her personal legal and tax advisors, as applicable, to ensure Participant’s compliance. 15. Address for Notices. Any notice to be given to the Company under the terms of this RSU Agreement will be addressed to the Company at Couchbase, Inc., 3250 Olcott Street, Santa Clara, California 95054, or at such other address as the Company may hereafter designate in writing. 16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs awarded under the Plan or future PSUs that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. 17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this RSU Agreement. 18. RSU Agreement Severable. In the event that any provision in this RSU Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity

- 13 - or unenforceability will not be construed to have any effect on, the remaining provisions of this RSU Agreement. 19. No Waiver. Either party’s failure to enforce any provision or provisions of this RSU Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this RSU Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances. 20. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void. 21. Successors and Assigns. The Company may assign any of its rights under this RSU Agreement to single or multiple assignees, and this RSU Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this RSU Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this RSU Agreement may be assigned only with the prior written consent of the Company. 22. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the RSU Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the PSUs as the Administrator may establish from time to time for reasons of administrative convenience. 23. Language. If Participant has received this RSU Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 24. Interpretation. The Administrator will have the power to interpret the Plan and this RSU Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not

- 14 - limited to, the determination of whether or not any PSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this RSU Agreement. 25. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of PSUs under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time. 26. Modifications to the RSU Agreement. This RSU Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this RSU Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this RSU Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this RSU Agreement, the Company reserves the right to revise this RSU Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of PSUs. 27. Governing Law; Venue. This RSU Agreement and the PSUs will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under these PSUs or this RSU Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the U.S. federal courts for the Norther District of California, and no other courts, where the PSUs are made and/or to be performed. 28. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this RSU Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. 29. Country Addendum. Notwithstanding any provisions in this RSU Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this RSU Agreement for any country whose laws are applicable to Participant and this Award of PSUs (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this RSU Agreement.

- 15 - 30. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this grant of PSUs and the transactions contemplated by this RSU Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be solely responsible for Participant’s own tax liability that may arise as a result of this grant of PSUs or the transactions contemplated by this RSU Agreement. * * *

- 16 - COUCHBASE, INC. 2021 EQUITY INCENTIVE PLAN COUNTRY ADDENDUM FOR RESTRICTED STOCK UNIT AGREEMENT FOR NON-US PARTICIPANTS Terms and Conditions Certain capitalized terms used but not defined in this Country Addendum have the meanings set forth in the Plan and/or the RSU Agreement. This Country Addendum includes additional terms and conditions that govern the PSUs granted to Participant under the Plan if Participant resides and/or works in any of the countries listed below. Notifications This Country Addendum also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2021. Such laws are often complex and change frequently. As a result, Participant should not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information be out of date at vesting of the PSUs or the subsequent sale of Shares acquired under the Plan or receipt of any dividends. In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation. Finally, if Participant is a citizen or resident of a country other than the one in Participant is currently residing and/or working, transferred or transfers employment and/or residency after the Grant Date or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to Participant in such circumstances. EUROPEAN ECONOMIC AREA (INCLUDING THE UNITED KINGDOM) AND SWITZERLAND Data Protection For Participants resident in a country in the European Economic Area, Switzerland or the United Kingdom, the following language replaces in its entirety the data privacy section in Exhibit A of

- 17 - the RSU Agreement: (a) Participant is hereby notified of the collection, use and transfer outside of the European Economic Area, as described in the RSU Agreement, in electronic or other form, of his or her Personal Data (defined below) by and among, as applicable, the Company and certain of its Affiliates for the exclusive and legitimate purpose of implementing, administering and managing Participant’s participation in the Plan. (b) Participant understands that the Company and the Service Recipient hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan. (c) The Participant understands that providing the Company with this Personal Data is necessary for the performance of the RSU Agreement and that Participant’s refusal to provide the Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Participant’s Personal Data shall be accessible within the Company only by the persons specifically charged with Personal Data processing operations and by the persons that need to access the Personal Data because of their duties and position in relation to the performance of the RSU Agreement. (d) The Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. This period may extend until Participant’s Service Relationship is terminated, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, and archiving, back-up and deletion processes. Participant may, at any time and without cost, contact Couchbase, Inc. Stock Administration, 3250 Olcott Street, Santa Clara, California 95054, USA to enforce his or her rights under the data protection laws in Participant’s country, which may include the right to (i) request access or copies of Personal Data subject to processing; (ii) request rectification of incorrect Personal Data; (iii) request deletion of Personal Data; (iv) request restriction on processing of Personal Data; (v) request portability of Personal Data; (vi) lodge complaints with competent authorities in Participant’s country; and/or (vii) request a list with the names and addresses of any potential recipients of Personal Data. (e) The Company provides appropriate safeguards for protecting Personal Data that it receives in the U.S. through its adherence to data transfer agreements entered into between the Company and its Affiliates within the European Union. (f) Further, the Participant understands that the Company will transfer Personal Data to E*Trade Financial Corporate Services, Inc. or its affiliates and/or such other third parties as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Personal Data with such other provider(s) serving in a

- 18 - similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan. (g) E*Trade Financial Corporate Services, Inc. is based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. Notwithstanding, by participating in the Plan, Participant agrees to the transfer of his or her Personal Data to E*Trade Financial Corporate Services, Inc. or its affiliates for the exclusive purpose of administering Participant’s participation in the Plan. The Company’s legal basis, where required, for the transfer of Data to E*Trade Financial Corporate Services, Inc. or its affiliates is Participant’s consent. (h) Finally, Participant may choose to opt out of allowing the Company to share his or her Personal Data with E*Trade Financial Corporate Services, Inc. or its affiliates and others as described above, although execution of such choice may mean the Company cannot grant awards under the Plan to Participant. For questions about this choice or to make this choice, Participant should contact Couchbase, Inc. Stock Administration, 3250 Olcott Street, Santa Clara, California 95054, USA. AUSTRALIA Terms and Conditions Compliance with Laws Notwithstanding anything else in the Plan or the RSU Agreement, Participant will not be entitled to and shall not claim any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth.) (the “Act”), any other provision of the Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Service Recipient is under no obligation to seek or obtain the approval of its shareholders in a general meeting for the purpose of overcoming any such limitation or restriction. Notifications Tax Information The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act). Securities Law Information If Participant acquires Shares covered by the PSUs and Participant offers his or her Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

- 19 - Exchange Control Information Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf. If there is no Australian bank involved in the transaction, Participant will be required to file the report him or herself. AUSTRIA Notifications Exchange Control Information If Participant holds Shares obtained under the Plan or cash (including proceeds from the sale of Shares) outside of Austria, he or she may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000; and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year. When the Shares are sold, Participant may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all of Participant’s accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month. BELARUS No country-specific provisions. CANADA Terms and Conditions Payable Only In Shares Notwithstanding any discretion in the Plan, the grant of PSUs does not provide any right for Participant to receive a cash payment, and the PSUs are payable only in Shares. Acknowledgment of Conditions The following provision replaces in its entirety Section 10(g) of the RSU Agreement: In the event Participant ceases to be a Service Provider, regardless of whether such termination is effected by Participant or the Service Recipient, with or without cause, Participant’s right to vest in the PSUs and receive Shares under the Plan, if any, will terminate as of the actual Date of Termination. For this purpose, “Date of Termination” shall mean the last day on which Participant

- 20 - is actively employed by the Service Recipient, and shall not include or be extended by any period following such day during which Participant is in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a statutory notice period, Participant acknowledges that Participant’s right to participate in the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to any pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for any lost vesting; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the PSUs grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law). The following provisions apply if the Participant is a resident of Quebec: Language Consent The parties acknowledge that it is their express wish that the RSU Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention. Notifications Foreign Asset/Account Reporting Information Foreign specified property (including Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign specified property exceeds C$100,000 at any time during the year. Foreign specified property includes Shares acquired under the Plan and may include PSUs. The PSUs must be reported - generally at a nil cost - if the $100,000 cost threshold is exceeded because of other foreign property Participant holds. If shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the Fair Market Value of the Shares at vesting, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares owned by Participant. If due, the Form must be filed by April 30 of the following year. Participant should speak with a personal tax advisor to determine the scope of foreign property that must be considered for purposes of this requirement. FRANCE Terms and Conditions French Sub-Plan. The PSUs are granted as French-Qualified Restricted Stock Units and are intended to qualify for special tax and social security treatment applicable to shares granted for no

- 21 - consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10- 60 of the French Commercial Code, as amended. The French-Qualified Restricted Stock Units are subject to the provisions below and the French Sub-Plan to the Couchbase, Inc. 2021 Equity Incentive Plan (the “French Sub-Plan”), which has been provided to Participant and is incorporated herein. Capitalized terms below not otherwise defined in the RSU Agreement and the Plan shall have the same definitions assigned to them in the French Sub-Plan. Certain events may affect the status of the Restricted Stock Units as French-Qualified Restricted Stock Units or the underlying Shares, and the French-Qualified Restricted Stock Units or the underlying Shares may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified Restricted Stock Units or of the underlying Shares. Termination due to Death. This provision supplements Section 6 of the Award Agreement: Notwithstanding anything to the contrary stated in the RSU Agreement or the Plan, death will not cause such Participant’s unvested Restricted Stock Units to be immediately forfeited to the Company. In the case of Participant’s death, if the Participant’s heir or heirs request the delivery of the Shares subject to the Restricted Stock Units within a period of six (6) months following Participant’s death, then the Restricted Stock Units will be settled in Shares as soon as practicable following the request. If no such request is made within six (6) months following Participant’s death, the Restricted Stock Units will be forfeited. Non-Transferability of Restricted Stock Units. Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any manner during Participant’s lifetime, and upon death only in accordance with the French Sub-Plan, and only to the extent required by applicable laws (including the provisions of Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended). Minimum Vesting Period. Notwithstanding anything to the contrary in the RSU Agreement or the Plan, save in the case of death of Participant, Restricted Stock Units may not be settled before the first (1st) annual anniversary of the Date of Grant (as defined under the French Sub-Plan) or such other period as is required to comply with the minimum mandatory vesting period applicable to Shares underlying French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or French Social Security Code, as amended. Mandatory Holding Period. Notwithstanding anything to the contrary in the RSU Agreement or the Plan, any Shares issued to Participant upon settlement of the Restricted Stock Units must be held (and cannot be sold or transferred) until the expiration of a period which can be no less than two years from the Date of Grant (as defined under the French Sub-Plan), or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or French Social Security Code, as amended; provided that if Participant dies or terminates due to Disability (as defined in the French Sub-Plan), this mandatory holding period will not apply. In order to enforce this provision, the Company may, in its discretion, issue appropriate “stop transfer” instructions to its transfer agent or hold the

- 22 - Shares until the expiration of the holding period set forth above (such Shares o may be held by the Company, a transfer agent designated by the Company or with a broker designated by the Company). Closed Periods. Participant may not sell any Shares issued upon vesting of the French-Qualified Restricted Stock Units during certain Closed Periods, to the extent applicable to the Shares underlying the French-Qualified Restricted Stock Units granted by the Company, as described in the French Sub-Plan. Holding Periods for Managing Corporate Officers. If on the Date of Grant (as defined in the French Sub-Plan), Participant qualifies as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Company or a Subsidiary, Participant may not sell 20% of the Shares acquired upon settlement of the French-Qualified Restricted Stock Units until the termination of such official capacity, as long as this restriction is applicable to French-Qualified Restricted Stock Units. Consent to Receive Information in English By accepting the RSU Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and the RSU Agreement), which were provided in the English language. Participant accepts the terms of those documents accordingly. En acceptant le contrat de RSU prévoyant les termes et conditions de la subvention du participant, le participant confirme avoir lu et compris les documents relatifs à cette subvention (le plan et le contrat de RSU), qui ont été fournis en anglais. Le participant accepte les termes de ces documents en conséquence. Notifications Foreign Asset/Account Reporting Information French residents holding Shares outside of France or maintaining a foreign bank account are required to report such to the French tax authorities when filing their annual tax returns, including any accounts that were closed during the year. Further, failure to comply could trigger significant penalties. GERMANY Notifications Exchange Control Information Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. No report is required for payments less than €12,500. In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was received and must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the

- 23 - Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Participant is responsible for satisfying the reporting obligation. Foreign Asset/Account Reporting Information If Participant’s acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, Participant will need to report the acquisition when Participant files Participant’s his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event Participant holds Shares exceeding 10% of the total Shares. However, if the Shares are listed on a recognized U.S. exchange (i.e., the Nasdaq) and Participant owns less than 1% of the Company, this requirement will not apply to Participant. INDIA Notifications Exchange Control Information. Participant must repatriate all proceeds received from your participation in the Plan to India within the period of time prescribed under applicable Indian exchange control laws, as may be amended from time to time. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the proceeds. Participant should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Service Recipient requests proof of repatriation. It is Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Service Recipient will be liable for any fines or penalties resulting from failure to comply with applicable laws. ISRAEL Terms and Conditions The following provisions will apply if the Participant is an employee of an Israeli resident subsidiary of the Company on the Date of Grant and on any subsequent vesting date. Israeli Sub-Plan: The Restricted Stock Units and underlying Shares shall be subject to the provisions of the Plan and the Sub-Plan for Israeli Participants (the “Israel Sub-Plan”). The terms used herein shall have the meaning ascribed to them in the Plan and the Israel Sub-Plan. Designation. The Restricted Stock Units are intended to be subject to the trustee capital gain route of Section 102 of the Israeli Tax Ordinance [New Version] 1961 (“Section 102” and “Capital Gains Route”), subject to compliance with the requirements under Section 102 and any rules or regulations thereunder, including the execution of this Agreement and the required declarations. However, in the event the Restricted Stock Units do not meet the requirements of Section 102, such Restricted Stock Units and the underlying Shares shall not qualify for the favorable tax treatment under the Capital Gains Route. The Company makes no representations or guarantees

- 24 - that the Restricted Stock Units will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102. The Trustee. The Restricted Stock Units and the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan, that may be granted in connection with the Restricted Stock Units (the “Additional Rights”) shall be issued to or controlled by the Trustee for the Participant’s benefit under the provisions of the Capital Gains Route for at least the period stated in Section 102 or any other period of time determined by the Israel Tax Authority (“ITA”). In accordance with the requirements of Section 102 and the Capital Gains Route, the Participant shall not sell nor transfer from the Trustee the Shares or Additional Rights until the end of the period required under Section 102 or any shorter period determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the Holding Period, the sanctions under Section 102 shall apply and shall be borne by the Participant. Taxes. Tax shall not generally be due upon vesting but upon sale or release of the Shares from the Trustee. Any and all taxes due in relation to the Restricted Stock Units and Shares issued upon vesting, shall be borne solely by the Participant and in the event of death, by the Participant’s heirs. The Service Recipient and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, the rules, and regulations, including withholding taxes at source. Furthermore, the Participant hereby agrees to indemnify the Service Recipient and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Service Recipient and/or the Trustee, to the extent permitted by law, shall have the right to deduct from any payment otherwise due to the Participant, or from proceeds of the sale of any Shares, an amount equal to any Taxes required by law to be withheld with respect to such Shares. The Participant will pay to the Service Recipient or the Trustee any amount of taxes that the Service Recipient or the Trustee may be required to withhold with respect to any Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares if the Participant fails to comply with the Participant’s obligations in connection with the taxes as described in this section. Any fees associated with any vesting, sale, transfer or any act in relation to the Restricted Stock Units and the Shares issued upon vesting, shall be borne by the Participant. The Trustee and/or the Service Recipient shall be entitled to withhold or deduct such fees from payments otherwise due to/from the Service Recipient or the Trustee. Securities Law Exemption. An exemption from the requirement to file a prospectus with respect to the Plan and the Restricted Stock Units will be obtained, if necessary, by the Company from the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from the Participant’s local human resources department. Acknowledgements. In addition to section 10 above, by accepting the Restricted Stock Units the Participant hereby understands, acknowledges, agrees as follows: (i) Participant is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the Participant’s Restricted Stock Units and agrees to comply with such provisions, as amended from time to time, provided that if

- 25 - such terms are not met, the specific tax route may not apply; (ii) the Participant accepts the provisions of the trust agreement signed between the Company and the Trustee, and agrees to be bound by its terms; (iii) the Participant acknowledge that selling the Shares or releasing the Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions; (iv) the Participant authorizes the Company to provide the Administrator and the Trustee with any information required for the purpose of administering the Plan including executing their obligations according to Section 102, the trust deed and the trust agreement, including without limitation information about the Participant’s Restricted Stock Units, Shares, income tax rates, salary bank account, contact details and identification number and acknowledges that the information might be shared with an administrator who is located outside of Israel, where the level of protection of personal data is different than in Israel. ITALY Terms and Conditions Plan Document Acknowledgment In accepting the grant of the PSUs, Participant acknowledges that he or she has received a copy of the Plan and the RSU Agreement and has reviewed the Plan and the RSU Agreement, including this Country Addendum, in their entirety and fully understands and accepts all provisions of the Plan and the RSU Agreement, including this Country Addendum. Participant acknowledges that he or she has read and specifically and expressly approves the following sections of the RSU Agreement: Section 7 on Tax Obligations; Section 9 on No Guarantee of Continued Service; Section 10 on Nature of Grant; Section 12 on Data Privacy; Section 27 on Governing Law and Venue; and this Country Addendum. Notifications Foreign Asset/Account Reporting Information Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. Foreign Asset Tax Information The value of financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year.

- 26 - JAPAN Notifications Exchange Control Information If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Shares. Foreign Asset/Account Reporting Information Japanese residents will be required to report to the Tax Office details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15th of the following year. Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to Participant and whether Participant will be required to report details of any outstanding PSUs or Shares held by Participant in the report. LUXEMBOURG No country-specific provisions. NORWAY No country-specific provisions. SAUDI ARABIA Notifications Securities Law Information. The RSU Agreement and related Plan documents may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offers of Securities and Continuing Obligations issued by the Capital Market Authority (“CMA”). The CMA does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the RSU Agreement. Participant should conduct his or her own due diligence on the accuracy of the information relating to the Shares. If Participant does not understand the contents of the RSU Agreement, Participant should consult an authorized financial adviser.

- 27 - SINGAPORE Terms and Conditions Sale Restriction Participant agrees that any Shares acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Notifications Securities Law Information The PSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Director Notification Obligation If Participant is a director, associate director or shadow director of the Company’s Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary in writing when Participant receives an interest (e.g., the PSUs or Shares) in the Company or any Subsidiary. In addition, Participant must notify the Company’s Singapore Subsidiary when he or she sells Shares of the Company or of any Subsidiary (including when Participant sells Shares acquired upon vesting of the PSUs). These notifications must be made within two business days of (i) acquiring or disposing of any interest in the Company or any Subsidiary, or (ii) any change in a previously-disclosed interest (e.g., upon vesting of the PSUs or when Shares acquired under the Plan are subsequently sold). In addition, a notification of Participant’s interests in the Company or any Subsidiary must be made within two business days of becoming a director, associate director or shadow director. SPAIN Terms and Conditions Nature of Grant The following provision supplements Section 10 of the RSU Agreement: By accepting the PSUs, Participant acknowledges that he or she understands and agrees to participation in the Plan and that he or she has received a copy of the Plan.

- 28 - Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant PSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, Participant understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the PSUs and the underlying shares is unknown and unpredictable. In addition, Participant understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Participant understands, acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the PSUs shall be null and void. Further, Participant understands that the PSUs are a conditional right. Participant shall forfeit any unvested portion of the PSUs upon termination of his or her Service Relationship. The terms of this paragraph apply even if (1) Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Participant terminates his or her employment or service relationship due to a change of work location, duties or any other employment or contractual condition; and (4) Participant terminates his or her Service Relationship due to a unilateral breach of contract by the Company or a Subsidiary. Consequently, upon termination of Participant’s Service Relationship for any of the above reasons, Participant may automatically lose any rights to the PSUs that were not vested on the date of termination of Participant’s Service Relationship, as described in the Plan and the RSU Agreement. Notifications Securities Law Information No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the PSUs. The RSU Agreement (including this Country Addendum) has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus. Exchange Control Information The acquisition, ownership and sale of Shares under the Plan must be declared to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. Participant must also declare ownership of any Shares by filing a Form D-6 with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, the sale of Shares must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (or Participant holds a certain percentage or more of the share capital of the Company or such other amount that would entitle the Participant to join the Company’s Board of Directors), in which case, the filing is due within one month after

- 29 - the sale. When receiving foreign currency payments derived from the ownership of Shares (e.g., sale proceeds) exceeding €50,000, Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) Participant’s name, address, and tax identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required. Spanish residents are required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made to Participant by the Company or through a U.S. brokerage account) if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceeds €1,000,000. If neither the total balances nor total transactions with non-residents during the relevant period exceed €50,000,000, a summarized form declaration may be used. More frequent reporting is required if such transaction value or account balance exceeds €100,000,000. Foreign Asset/Account Reporting Information If Participant holds rights or assets (e.g., Shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, Participant is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 or if the ownership of the assets is transferred or relinquished during the year. The reporting must be completed by the following March 31. SWEDEN Terms and Conditions Tax Obligations. The following provision supplements Section 7 of the RSU Agreement: Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax Obligations as set forth in Section 7 of the RSU Agreement, by accepting the PSUs, Participant authorizes the Company and/or the Service Recipient to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting to satisfy Tax Obligations, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax Obligations. SWITZERLAND Securities Law Information. Neither this document nor any other materials relating to the PSUs (i) constitutes a prospectus

- 30 - according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a participant or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”). TURKEY Notifications Securities Law Information Turkish residents are not permitted to sell Shares acquired under the Plan in Turkey. Turkish residents must sell the Shares acquired under the Plan outside of Turkey. The Shares are currently traded on the Nasdaq in the U.S. under the ticker symbol BASE and Shares may be sold on this exchange. Exchange Control Information Under Turkish law, Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, Participant may be required to appoint a Turkish broker to assist him or her with the vesting of the PSUs or the sale of the Shares acquired under the Plan. Participant should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement to Participant. UNITED KINGDOM Terms and Conditions Payable Only In Shares Notwithstanding any discretion in the Plan, the grant of PSUs does not provide any right for Participant to receive a cash payment, and the PSUs are payable only in Shares. Tax Acknowledgment The following information supplements Section 7 of the RSU Agreement: Without limitation to the information regarding Tax Obligations in the RSU Agreement, Participant hereby agrees that he or she is liable for all Tax Obligations and hereby covenants to pay all such Tax Obligations, as and when requested by the Company or, if different, the Service Recipient or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant agrees to indemnify and keep indemnified the Company and/or the Service Recipient for all Tax Obligations that they are required to pay, or withhold or have paid or will pay to HMRC on Participant’s behalf (or any other tax authority or any other relevant authority) and authorizes the Company and/or the Service Recipient to recover such amounts by any of the means referred to in Section 7 of the RSU Agreement.

- 31 - Notwithstanding the foregoing, if Participant is an executive officer or director (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax Obligations not collected from or paid by Participant, if the indemnification could be considered a loan. In this case, the Tax Obligations not collected or paid may constitute a benefit to Participant on which additional income tax and employee National Insurance contributions (“NICs”) may be payable. Participant agrees to report and pay any income tax due on this additional benefit directly to HMRC under the self-assessment regime and to pay to the Company or the Service Recipient (as appropriate) the amount of any employee NICs due on this additional benefit, which the Company and/or the Service Recipient may also recover from Participant at any time thereafter by any of the means referred to in Section 7 of the RSU Agreement. Agreement to bear Employer National Insurance Contribution / Employer Joint Election As a condition of participation in the Plan, Participant agrees to accept liability for any secondary Class 1 National Insurance contributions which may be payable by the Company or the Service Recipient (or any successor to the Company or the Service Recipient) in connection with the PSUs or any event giving rise to Tax-Related Items (“Employer NICs”). Without prejudice to the foregoing, Participant agrees to enter into the following joint election with the Company or the Service Recipient (a “NICs Joint Election”), the form of such NICs Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant. Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Service Recipient for the purpose of continuing the effectiveness of Participant’s NICs Joint Election. If Participant does not complete the NICs Joint Election prior to vesting of Participant’s PSUs, or if approval of the NICs Joint Election is withdrawn by HMRC and a new NICs Joint Election is not entered into, the Participant will not be entitled to vest in their PSUs without any liability to the Company or its Parent or Subsidiaries. Participant must enter into the NICs Joint Election concurrent with the execution of the RSU Agreement, or at such subsequent time as may be designated by the Company.

- 32 - Attachment to Appendix for the United Kingdom Important Note on the Joint Election to Transfer Employer National Insurance Contributions As a condition of participation in the Couchbase, Inc. 2021 Equity Incentive Plan (the “Plan”) and the restricted stock units, stock options, or other equity awards (the "Awards") provided for under the Plan that have been granted to you (the “Participant”) by Couchbase, Inc., a Delaware corporation (the “Company”), the Participant is required to enter into a joint election to transfer to the Participant any liability for employer National Insurance contributions (the “Employer’s Liability”) that may arise in connection with the grant of the Awards or in connection with any Awards that may be granted by the Company to the Participant under the Plan (the “Joint Election”). If the Participant does not agree to enter into the Joint Election, the grant of the Awards will be worthless and the Participant will not be able to vest in the Awards or receive any benefit in connection with the Awards. By entering into the Joint Election: ⚫ the Participant agrees that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the Awards (or any Awards granted to the Participant under the Plan) or the acquisition of Shares or other taxable events in connection with the Awards will be transferred to the Participant; ⚫ the Participant authorises the Company and/or the Participant’s employer to recover an amount sufficient to cover this liability by any method set forth in the Award Agreement and/or the Joint Election, including but not limited to deductions from Participant's salary or other payments due or the sale of sufficient shares acquired pursuant to the Awards; and ⚫ the Participant acknowledges that even if he or she has accepted the Joint Election via the Company’s online procedure, the Company or the Participant’s employer may still require the Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election. By accepting the Awards through the Company’s online acceptance procedure (or by signing the Award Agreement), the Participant is agreeing to be bound by the terms of the Joint Election. Please read the terms of the Joint Election carefully before accepting the Award Agreement and the Joint Election. Please print and keep a copy of the Joint Election for your records.

- 33 - COUCHBASE, INC. 2021 EQUITY INCENTIVE PLAN (UK Employees) Election To Transfer the Employer’s National Insurance Liability to the Employee 1. Parties This Election is between: (A) You, the individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock units, stock options, or other equity awards (“Awards”) granted by Couchbase, Inc. pursuant to the terms and conditions of the Couchbase, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”), and (B) Couchbase, Inc. of 3250 Olcott Street, Santa Clara, CA 95054, United States (the “Company”), which may grant Awards under the Plan and is entering into this Form of Election on behalf of the Employer. 2. Purpose of Election 2.1 This Election relates to Awards granted by the Company to the Employee under the Plan up to the termination of the Plan. 2.2 In this Election the following words and phrases have the following meanings: “Taxable Event” means .any event giving rise to Relevant Employment Income. “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003. “Relevant Employment Income” from Awards on which employer’s National Insurance Contributions becomes due is defined as: i. an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events); ii. an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or iii. any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation: (A) the acquisition of securities pursuant to the Awards (within the meaning of section 477(3)(a) of ITEPA); (B) the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA); (C) the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA). “SSCBA” means the Social Security Contributions and Benefits Act 1992.

- 34 - 2.3 This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of the Relevant Employment Income in respect of Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA. 2.4 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992. 2.5 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value). 2.6 Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Award Agreement. This Election will have effect in respect of the Awards and any awards which replace or replaced the Awards following their grant in circumstances where section 483 of ITEPA applies. 3. Election The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by accepting the Awards (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Award Agreement in hard copy), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA. 4. Payment of the Employer’s Liability 4.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event: (i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or (ii) directly from the Employee by payment in cash or cleared funds; and/or (iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or (iv) by any other means specified in the Award Agreement. 4.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Awards to the Employee until full payment of the Employer’s Liability is received.

- 35 - 4.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically). 5. Duration of Election 5.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due. 5.2 This Election will continue in effect until the earliest of the following: (i) the Employee and the Company agree in writing that it should cease to have effect; (ii) on the date the Company serves written notice on the Employee terminating its effect; (iii) on the date HM Revenue and Customs withdraws approval of this Election; or (iv) after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms. Acceptance by the Employee The Employee acknowledges that by accepting the Awards (whether by clicking on the acceptance buttons as part of the Company’s electronic acceptance procedure or by signing the Award Agreement in hard copy), the Employee agrees to be bound by the terms of this Election. Acceptance by the Company The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election. Signed for and on behalf of the Company __________________________________________ Authorised Signatory

- 36 - SCHEDULE OF EMPLOYER COMPANIES The following are employer companies to which this Joint Election may apply: Couchbase Limited Registered Office: 11-21 Paul Street London EC2A 4JU United Kingdom Company Registration Number: 8051754 Corporation Tax Reference: 1491120334 PAYE Reference: 475/WA73224